Exhibit 10.3

AppHarvest, Inc.
Restricted Stock Unit Grant Notice
2018 Equity Incentive Plan)

AppHarvest, Inc. (the “Company”) hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the meanings set forth in the Plan or the Award Agreement. Except as explicitly provided herein or in the Award Agreement, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of restricted stock units (“RSUs”):
Liquidity Event Deadline	Tenth Anniversary of the Date of Grant
Expiration Date:	The Expiration Date for an RSU is the earlier of: (i) the date of termination of Participant’s Continuous Service or (ii) the Liquidity Event Deadline.

Vesting Schedule:	Participant will receive a benefit with respect to the RSUs only if the RSUs vest. Two vesting requirements must be satisfied on or before the Expiration Date specified above in order for a RSU to vest — a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (described below). The RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Service-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of a RSU (a “Vested RSU”) will be the first date upon which both of those requirements were satisfied with respect to that particular RSU. All RSUs that are not Vested RSUs as of the Expiration Date will be forfeited without consideration on such date.

Liquidity Event Requirement:	The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the first to occur of: (1) a Change in Control; (2) the date that is six months and one day following the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s Common Stock (the “IPO”); or (3) the date that is six months and one day following the closing of a merger of the Company pursuant to which the stockholders of the Company receive registered securities as merger consideration. To the extent any payment hereunder upon such Change in Control is deferred compensation subject to Section 409A of the Code, and not otherwise exempt from complying with the provisions of Section 409A of the Code, then a Change in Control shall only be deemed to occur if the Change in Control also qualifies as a change in ownership or effective control of a corporation, or a change in ownership of a substantial portion of a corporation’s assets as defined in Treasury Regulation Section 1.409A-3(i)(5).

Service-Based Requirement:	The Service-Based Requirement will be satisfied in installments as to the RSUs as follows: [25% of the total number of RSUs awarded will satisfy the Service-Based Requirement on the first anniversary of the Vesting Commencement Date and the remaining 75% of RSUs awarded will satisfy the Service-Based Requirement in twelve (12) equal quarterly installments of six and twenty-five-one hundredths percent (6.25%) on each calendar quarter following the first anniversary of the Vesting Commencement Date], subject to the Participant’s Continuous Service on each such date, such that if the Participant’s Continuous Service remains uninterrupted through the fourth anniversary of the Vesting Commencement Date, all of the RSUs awarded under this Award will have satisfied the Service-Based Requirement. For purposes of calculating the number of shares which have satisfied the Service-Based Requirement for any particular period, such number shall be equal to the total number of RSUs granted under this Award which have satisfied the Service-Based Requirement as of the end of such particular period less the number of RSUs granted under this Award which had previously satisfied the Service-Based Requirements as of the start of such particular period (rounding up to the nearest whole RSU). Upon termination of Participant’s Continuous Service, any unvested RSUs, including RSUs that have met the Service-Based Requirement, will be forfeited at no cost to the Company and Participant will have no further right, title or interest in or to such RSUs or the shares of Common Stock underlying such RSUs.

Settlement:	If an RSU vests as provided for above, then the Company will deliver one share of Common Stock (or its cash equivalent, at the discretion of the Company) for each Vested RSU. The shares will be issued in accordance with the issuance schedule set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements, promises and/or representations on that subject, with the exception of (i) restricted stock units or other stock awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

Notices may be delivered to the Participant by electronic transmission by email and in such instance, such notices shall be sent to the electronic mail address set forth below the Participant’s signature or to such other electronic mail address as shall be designated by the Participant in a written notice sent to:

AppHarvest, Inc.

401 W Main Street, Ste 321

Lexington, KY 40507

Attention: Corporate Secretary

This consent applies to any and all notices required to be given to the Participant for any purposes relating to this Award, Participant’s RSU or any Common Stock issuable upon vesting of the RSU.

[signature page follows]

By accepting this Award, the undersigned Participant acknowledges having received and read this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

AppHarvest, Inc.	Participant:

By:
Signature	Signature

Name:	Name:

Title:	Date:

Date:	Designated Email Address:

Attachments:	Award Agreement, 2018 Equity Incentive Plan

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AppHarvest, Inc.

2018 Equity Incentive Plan

Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, AppHarvest, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2018 Equity Incentive Plan (the “Plan”) for the number of restricted stock units set forth on the Grant Notice. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.           Grant of the Award. This Award represents your right to be issued on a future date (as described below) the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice (the “RSUs”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of RSUs subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the RSUs or the delivery of the Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your RSUs, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your RSUs will include the potential issuance of its cash equivalent pursuant to such right.

2.           Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice.

3.           Number of RSUs and Shares of Common stock.

(a)            The number of RSUs subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)            Any additional RSUs, shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs covered by your Award.

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(c)            Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. The Board will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.           Securities Law Compliance. You may not be issued any shares of Common Stock in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. To the extent the Company is unable to issue shares of Common Stock pursuant to this Section 4, the Company may issue you the cash equivalent of such Common Stock as provided in Section 6(a).

5.           Transfer Restrictions. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you cannot assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares except in compliance with the Company’s Bylaws, any Company Right of First Refusal and Co-Sale Agreement, or any other agreement required to be entered into by you and provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

6.           Date of Issuance.

(a)            Subject to the satisfaction of the Tax-Related Items set forth in Section 10 of this Agreement, the Company will deliver to you a number of shares of Common Stock equal to the number of vested RSUs subject to your Award, including any additional RSUs received pursuant to Section 3 above that relate to those vested RSUs, on the applicable vesting date. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. Notwithstanding the foregoing, to the extent applicable at a vesting date when shares are registered under the Securities Act, in the event that (i) any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur: (A) during an open “window period” applicable to you under the Company’s policy permitting officers, directors and other designated individuals to sell shares only during certain “window” periods, in effect from time to time (the “Policy”), (B) on a day on which you are permitted to sell shares of Common Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or (C) on a date when you are otherwise permitted to sell shares of Common Stock on the open market, and (ii) either a withholding obligation does not apply, or the Company elects not to satisfy its obligations for Tax-Related Items (as defined in Section 10) by withholding shares from your distribution or withholding from other compensation otherwise payable to you by the Company, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such Policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling shares of Common Stock in the open market but in no event later than December 31 of the calendar year in which the Original Distribution Date occurs (that is, the last day of your taxable year in which the Original Distribution Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d) (such applicable deadline, the “Issuance Deadline”). The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

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(b)            If the Company elects to issue you cash in part or in full satisfaction of the shares of Common Stock issuable upon vesting of your RSUs, then the foregoing provisions of this Section 6(a) will not apply and such cash will be paid to you in a lump sum at any time on or after the vesting date of your RSUs, but in no event later than the Issuance Deadline.

7.           Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.           Restrictive Legends. The shares issued in respect of your Award will be endorsed with appropriate legends determined by the Company.

9.           Award not an Employment or Service Contract.

(a)            Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in the Grant Notice herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

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(b)            By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule set forth in Section 2 and in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant with the Company or an Affiliate for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice.

(c)            Your Award is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one year or at one time does not in any way entitle you to an Award in the future. The Plan is wholly discretionary and is not to be considered part of your normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of your Award is an extraordinary item of compensation which is outside the scope of your service contract (if any).

10.          Responsibility for Taxes.

(a)            On or before the time you receive a distribution of the shares of Common Stock underlying the RSUs or a cash payment, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you or the cash payment and/or otherwise agrees to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with the Award (the “Withholding Taxes”). Subject to Section 10(d) of this Agreement, if applicable, and notwithstanding any other provision of this Section, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the RSUs as a liability for financial accounting purposes); or (iv) withholding cash from the Award settled in cash.

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(b)            Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock or make a cash payment.

(c)            In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or the cash payment or it is determined after the delivery of Common Stock or the cash payment to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d)            If specified in the Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11.            Lock-Up Period. By accepting your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.            Transfer Restrictions. In addition to any other limitation on transfer created by applicable laws and the restrictions in Section 10, as applicable, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the shares subject to your Award or any interest in such shares except in compliance with this Agreement (including without limitation Sections 8 and 13), the Company’s bylaws and applicable securities laws.

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13.            Data Transfer. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Stock Plan Administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator.

14.            Right of First Refusal. The shares of Common Stock issued to you pursuant to your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

15.            Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

16.            Notices. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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17.            Language. If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18.            Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country or any country in which the Company’s shares of Common Stock are registered or listed). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

19.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.            Miscellaneous.

(a)            The rights and obligations of the Company under your Award may be transferred to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)            You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)            You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)            This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)            All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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21.            Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, to the extent applicable, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

22.            Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

23.            Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

24.            Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

25.            No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

26.            Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A of the Code and any state law of similar effect (collectively, “Section 409A”), and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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This Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

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